Exhibit 99.1

Arbinet Appoints David C. Reymann to its Board of Directors

NEW BRUNSWICK, N.J., Jan 29  -- Arbinet-thexchange, Inc. (Nasdaq GM: ARBX), a leading provider of innovative voice and IP solutions for buying and selling telecommunications capacity, announced today that David C. Reymann,  has been appointed to its Board of Directors effective immediately. Mr. Reymann will stand for election at the 2009 Arbinet annual meeting of shareholders.

Shawn O’Donnell, Arbinet’s Chief Executive Officer and President, acknowledged, “I am very pleased to announce the appointment David Reymann to our Board of Directors. David brings more than 25 years of business and financial experience to his role on the Board. ”

“I look forward to working with the entire Arbinet team,” said Mr. Reymann. “In these challenging economic times, Arbinet has a strong balance sheet and is poised for growth.”

Mr. Reymann is currently the Chief Financial Officer for Critical Response Networks, LLC where he is responsible for the financial and operational aspects of the company. Prior to his position as the Chief Financial Officer for Critical Response Networks, Mr. Reymann was the Chief Financial Officer for Aether Systems for eight years. Mr. Reymann played a pivotal roll in successfully restructuring Aether’s business model while routinely conforming to all Sarbanes Oxley requirements. In addition, Mr. Reymann serves on the Board of Directors of Avatech Solutions, Inc. (AVSO.OB) while serving as their Audit Committee Chairman. He is also on the Board for The Believe in Tomorrow Foundation.

About Arbinet

Arbinet is a leading provider of innovative voice and IP solutions empowering communications companies to create the most efficient and valuable global interconnections. Arbinet offers the greatest flexibility in global scale, platform intelligence, and managed solutions to achieve commercial efficiency and interconnection simplicity.

Arbinet manages business relationships, back office operations and call routing for Members who route through Arbinet approximately 2% of the world's international voice traffic to over 1,300 destinations worldwide. Arbinet Members include fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs and ASPs around the world who buy and sell voice and IP telecommunications capacity. For more information about Arbinet's solutions, visit www.arbinet.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management's future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet's actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; Arbinet's ability to obtain and enforce patent protection for our methods and technologies; and disruption or uncertainty resulting from recent changes in senior management. For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 17, 2008, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne, CFO
Arbinet-thexchange, Inc.
732-509-9230

Andrea Priest / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

SOURCE Arbinet

Web Site: http://www.arbinet.com
(ARBX)